Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference into the Registration Statement of NBG Radio Network, Inc., filed on June 30, 1999 on Form S-8 (Registration No. 333-81895) of our report dated March 14, 2001, relating to the consolidated audited financial statements for the years ended November 30, 2000 and 1999, which report appears in the Annual Report on Form 10-KSB/A-1 (Amendment No. 1) of NBG Radio Network, Inc. for the year ended November 30, 2000.



/s/ Moss Adams LLP
Moss Adams LLP
Portland, Oregon
March 14, 2001